OFFICES OF

ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.

Pomona, CA 91767

(909) 238-5361

(909) 972-1672 Fax

amfarooq@gmail.com

__________________________________________________________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in registration statement on Form SB-2 of Marvin’s Place, Inc., of my report dated April 3rd. 2008 on my audit of the financial statements of Marvin’s Place, Inc., as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

/Signed/

Arshad M. Farooq

Pomona, CA

April 3rd., 2008